Exhibit 99.1


            CERTIFICATIONS OF CHIEF EXECUTIVE AND FINANCIAL OFFICERS

The undersigned chief executive officer and chief financial officer of the Registrant do hereby certify that this Quarterly Report on Form 10-QSB fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934, as amended, and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the periods shown in such report.

                                      FUELNATION, INC.
                                        (Registrant)

                                    Dated: June 3, 2003





                                   By: /s/ CHARLES BRODZKI
                                       -------------------------------------
                                       Charles Brodzki,
                                       President

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